Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Kenneth H. Montgomery, Chief Executive Officer, and David M. Rainey, President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The quarterly report on Form 10-Q for the quarter ended June 30, 2008 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Debt Resolve, Inc.

Dated: August 15, 2008

/s/ KENNETH H. MONTGOMERY Kenneth H. Montgomery Chief Executive Officer

/s/ DAVID M. RAINEY David M. Rainey President and Chief Financial Officer